UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 7, 2003

MICROHELIX, INC.

(Exact Name of Registrant as Specified in Charter)

OREGON	001-16781	91-1758621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16125 SW 72nd Avenue
Portland, Oregon 97224
(503) 968-1600
(Address of Registrant’s Principal Executive Office, including Zip Code, and Telephone Number, including area code)

Item 9. REGULATION FD DISCLOSURE
SIGNATURES

Item 9. REGULATION FD DISCLOSURE

In accordance with SEC Release No. 33-8216, the following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition.”

     In addition to the information that was contained in the press release that was issued and filed by microHelix, Inc. (the “Company”) as a Current Report on Form 8-K on May 7, 2003, the following material, non-public information was disclosed in the earnings conference call held by the Company that commenced at 4:30 p.m., Eastern Daylight Time, on Wednesday, May 7, 2003.

1.	The Company’s backlog as of March 31, 2003 was $1.8 million.

2.	In the year 2002, the Company had 8 customers to whom it had sales in excess of $100,000 and, for the year 2003, the Company estimates that it will have 13 customers in this same category.

3.	As of April 30, 2003, the Company had a cash balance of $250,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 9, 2003.

MICROHELIX, INC. (Registrant)

By:	/s/ Terrence A. Rixford

Terrence A. Rixford Chief Financial Officer